Exhibit 99.1

Vislink Reports First Quarter 2022 Financial Results

Mt. Olive, NJ — May 16, 2022 — Vislink (Nasdaq: VISL), a global technology leader in the capture, delivery and management of high quality, live video and associated data in the media & entertainment, law enforcement and defense markets, announced its results for the quarter ended March 31, 2022. Company management will host a live video conference call to discuss the first quarter 2022 results on Tuesday, May 17, 2022, at 10:00 a.m. Eastern (9:00 a.m. Central) which will be followed by a Q&A session. The conference call will be accessible at the following link: https://marketscale.com/live/vislink-q1-2022-financial-results-video-conference-call/. An archived replay will be available after the call ends.

Financial Update:

●	Revenues for the three months ended March 31, 2022 were $7.2 million, compared to $4.1 million for the three months ended March 31, 2021.
●	Gross margins were 52% of revenue in the first quarter of 2022 compared to 46% of revenue for the first quarter of 2021.
●	In the first quarter of 2022, net loss attributable to common shareholders was $2.8 million, or $(0.06) per share, compared to net loss of $2.7 million, or $(0.07) per share for the first quarter of 2021.
●	EBITDA (earnings before interest, taxes depreciation and amortization) for the three months ended March 31, 2022 was negative $1.3 million compared to negative $2.4 million for the three months ended March 31, 2021.
●	Ended the first quarter of 2022 with $31 million in cash, compared to $36.2 million at December 31, 2021.

“We are pleased to report that revenues in the first quarter of 2022 were 75% higher than in the previous year,” said Carleton Miller, CEO of Vislink. “We successfully launched new products and solutions that are already generating opportunities for us to close new business. This included AeroLink—the first commercially available COFDM/5G/Mesh aerial downlink solution—that was designed for both law enforcement video surveillance and live news and sports applications. We also released Stellar Cam, part of our award-winning AI-automated solution that allows organizations to profitably cover more live events, create and stream more content and expand viewing audiences. We also made significant enhancements and tighter integrations to our existing live production offerings, allowing us to release a scene-to-screen unified-workflow solution for capturing and managing live content. These new launches drove strong increase in quoting activity and led to a 40% gain in bookings in our live production markets.”

He continued, “As a result of the above, we are excited that we can now offer a wider set of video communications solutions than we ever have previously, and can solve almost any business challenge faced by organizations in the sectors we operate in. We are confident that the above will lead to expanding opportunities for us capture wider swaths of business in the coming quarters, allowing us to reach and maintain profitable growth.”

Non-GAAP Financial Measure: EBITDA

To supplement our financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), we are presenting EBITDA in this earning release and the related earning conference call. EBITDA is a non-GAAP financial measure that is not based on any standardized methodology prescribed by GAAP and is not necessarily comparable to similarly titled measures presented by other companies. We define EBITDA as our net income (loss), excluding the impact of depreciation and amortization expense and interest income (expense). We have presented EBITDA because it is a key measure used by our management and board of directors to understand and evaluate our operating performance, to establish budgets and to develop operational goals for managing our business. In particular, we believe that excluding the impact of these expenses in calculating EBITDA can provide a useful measure for period-to-period comparisons of our core operating performance.

About Vislink Technologies, Inc.

Vislink is a global technology business specializing in the collection, delivery, and management of high quality, live video and associated data from the scene of the action to the viewing screen. For the broadcast markets, Vislink provides solutions for the collection of live news, sports, and entertainment events. Vislink also furnishes the surveillance and defense markets with real-time video intelligence solutions using a variety of tailored transmission products. The Vislink team also provides professional and technical services utilizing a staff of technology experts with decades of applied knowledge and real-world experience to the areas of a terrestrial microwave, satellite, fiber optic, surveillance, and wireless communications systems, to deliver a broad spectrum of customer solutions. Vislink’s shares of Common Stock are publicly traded on the Nasdaq Capital Market under the ticker symbol “VISL.” For more information, visit www.vislink.com.

Note on Forward-looking Statements

Certain statements in this press release are forward-looking statements that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. This press release contains forward-looking statements that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact included in this press release, including those regarding the Company’s strategy, future operations, future financial position, future revenues including from bookings activity, projected expenses, prospects, plans, objectives of management, new capabilities, product and solutions launches, expected contract values, acquisitions integration, and expected market opportunities across the Company’s operating segments, the effects of the COVID-19 pandemic, the sufficiency of the Company’s capital resources to fund the Company’s operations and any statements regarding future results are forward-looking statements. Vislink may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in any forward-looking statements such as the foregoing and you should not place undue reliance on such forward-looking statements. Such statements are based on management’s current expectations and involve risks and uncertainties, including those discussed in Vislink’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 31, 2022 and in subsequent filings with, or submissions to, the SEC.

The statements made in this press release speak only as of the date stated herein, and subsequent events and developments may cause the Company’s expectations and beliefs to change. While the Company may elect to update these forward-looking statements publicly at some point in the future, the Company specifically disclaims any obligation to do so, whether as a result of new information, future events or otherwise, except as required by law. These forward-looking statements should not be relied upon as representing the Company’s views as of any date after the date stated herein.

Contacts

Investor Relations:

investors@vislink.com

Media Relations:

Charlotte van Hertum

Charlotte.vanhertum@vislink.com

VISLINK TECHNOLOGIES, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND
COMPREHENSIVE LOSS
(IN THOUSANDS EXCEPT NET LOSS PER SHARE DATA)

	For the Three Months Ended
	March 31,
	2022	2021

Revenue, net	$7,154	$4,090
Cost of revenue and operating expenses
Cost of components and personnel	3,423	2,207
Inventory valuation adjustments	96	152
General and administrative expenses	4,910	3,647
Research and development expenses	1,118	602
Amortization and depreciation	457	261
Total cost of revenue and operating expenses	10,004	6,869
Loss from operations	(2,850)	(2,779)
Other income (expense)
Changes in fair value of derivative liabilities	—	(78)
Gain on settlement of debt	—	194
Other income	32	1
Interest expense, net	—	(5)
Total other income (expense)	32	112

Net loss before income taxes	(2,818)	(2,667)

Income taxes
Deferred tax benefits	51	—

Net loss	$(2,767)	$(2,667)

Basic and diluted loss per share	$(0.06)	$(0.07)

Weighted average number of shares outstanding:
Basic and diluted	45,822	36,591

Comprehensive loss:
Net loss	$(2,767)	$(2,667)
Unrealized loss on currency translation adjustment	(268)	(43)
Comprehensive loss	$(3,035)	$(2,710)

The accompanying notes are an integral part of these consolidated financial statements.

VISLINK TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

	March 31,	December 31,
	2022	2021
	(unaudited)
ASSETS
Current assets
Cash	$31,023	$36,231
Accounts receivable, net	9,436	9,069
Inventories, net	13,764	11,894
Prepaid expenses and other current assets	2,060	2,470
Total current assets	56,283	59,664
Right of use assets, operating leases	1,312	1,362
Property and equipment, net	1,336	1,173
Intangible assets, net	5,514	5,921
Total assets	$64,445	$68,120
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$2,835	$3,075
Accrued expenses	2,791	3,155
Notes payable	—	99
Operating lease obligations, current	446	560
Customer deposits and deferred revenue	1,608	2,113
Total current liabilities	7,680	9,002
Operating lease obligations, net of current portion	1,494	1,507
Deferred tax liabilities	926	978
Total liabilities	10,100	11,487
Commitments and contingencies (See Note 10)
Stockholders’ equity
Preferred stock – $0.00001 par value per share: 10,000,000 shares authorized on March 31, 2022, and December 31, 2021; -0- shares issued and outstanding as of March 31, 2022, and December 31, 2021, respectively	—	—
Common stock, – $0.00001 par value per share, 100,000,000 shares authorized, 45,825,089 shares issued and outstanding at March 31, 2022, and December 31, 2021, respectively	—	—
Additional paid-in capital	344,493	343,746
Accumulated other comprehensive loss	(565)	(297)
Treasury stock, at cost – 2,659 shares as of March 31, 2022, and December 31, 2021, respectively	(277)	(277)
Accumulated deficit	(289,306)	(286,539)
Total stockholders’ equity	54,345	56,633
Total liabilities and stockholders’ equity	$64,445	$68,120

The accompanying notes are an integral part of these consolidated financial statements.

Reconciliation of GAAP to Non-GAAP Results

VISLINK TECHNOLOGIES, INC.

RECONCILIATION OF GAAP to NON-GAAP RESULTS
QUARTER ENDING MARCH 31, 2022
(IN THOUSANDS)

Reconciliation of net income to EBITDA

Net loss	$(2,767)
Interest expense	–
Amortization and depreciation	457
Tax	(51)
One-time inventory value step-up	353
Non-budgeted RSU stock options	747
EBITDA	$(1,261)